EX-99.B5(a)(iv)
                        INVESTMENT ADVISORY AGREEMENT FOR
                       GUINNESS FLIGHT ASIA SMALL CAP FUND




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                                                                 EX-99.B5(a)(iv)

                                     FORM OF

                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                     GUINNESS FLIGHT INVESTMENT FUNDS, INC.
       (WITH RESPECT TO ITS GUINNESS FLIGHT ASIA SMALLER CAP GROWTH FUND)

                                       AND

                  GUINESS FLIGHT INVESTMENT MANAGEMENT LIMITED


         INVESTMENT ADVISORY AGREEMENT, dated as of April 29, 1996, by and between GUINNESS FLIGHT INVESTMENT FUNDS, INC., a Maryland Corporation (the "Guinness Funds"), and GUINNESS FLIGHT INVESTMENT MANAGEMENT LIMITED (the "Adviser").



                               W I T N E S S E T H


         WHEREAS,   Guinness  Funds  is  engaged  in  business  as  an  open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "Act"); and

         WHEREAS, the Adviser is an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

         WHEREAS, the Adviser is a member of the Investment Management Regulatory Organization Limited ("IMRO") of the United Kingdom and is thereby regulated by IMRO in the conduct of its investment business for United Kingdom investors and engages in the business of acting as an investment adviser; and

         WHEREAS, Guinness Funds wishes to engage the Adviser to provide certain investment advisory services for the series of Guinness Funds designated as the Guinness Flight Asia Smaller Cap Growth Fund Fund (the "Fund"), and the Adviser is willing to provide such investment advisory services for the Fund on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:




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         1.   Appointment.

         The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Fund with respect to the investment of its assets and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolio of the Fund.

         2. Duties and Obligations of the Adviser With Respect to the Invest-ment of Assets of the Fund.

         (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Directors of Guinness Funds, the Adviser shall:

              (i) supervise continuously the investment program of the Fund and the composition of its portfolio;

              (ii)   determine what securities be purchased or sold by the Fund;
                     and

              (iii) arrange for the purchase and the sale of securities held in the portfolio of the Fund; and

         (b) Any investment program furnished by the Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by:

              (i) the provisions of the Act and of any rules or regulations in force thereunder;

              (ii)   any other applicable provisions of state and Federal law;

              (iii) the provisions of Guinness Funds' Articles of Incorporation and By-Laws, as amended from time to time;

              (iv) any policies and determinations of the Board of Directors of Guinness Funds; and

              (v) the fundamental policies of the Fund, as reflected in its Registration Statement under the Act, as amended from time to time.

         (c) The Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, and in connection therewith the Adviser shall not be liable to the Fund or its security holders for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Fund, except for wilful misfeasance, bad faith or gross negligence in the performance of its



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duties,  or by  reason of  reckless  disregard  of its  obligations  and  duties hereunder. As used in this subsection (c), the term "Adviser" shall include board members, officers and employees of the Adviser as well as the entity referred to as the 'Adviser' itself.

         (d) Nothing in this Agreement shall prevent the Adviser or any affiliated person (as defined in the Act) of the Adviser from acting as investment  adviser  or  manager  for any  other  person,  firm  or  corporation
(including other investment companies) and shall not in any way limit or restrict the Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. The Adviser agrees that it will not deal with itself, or with the Directors of Guinness Funds or the Fund's principal underwriter or distributor, as principals in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the Act, and will comply with all other provisions of Guinness Funds' Articles of Incorporation and ByLaws and the then-current prospectus and statement of additional information applicable to the Fund relative to the Adviser and its board members and officers.

         (e) The Fund will supply the Adviser with certified copies of the following documents: (i) Guinness Funds' Articles of Incorporation and By-Laws, as amended; (ii) resolutions of Guinness Funds' Board of Directors and shareholders authorizing the appointment of the Adviser and approving this Agreement; (iii) the Fund's Registration Statement, as filed with the Securities and Exchange Commission; and (iv) the Fund's most recent prospectus and statement of additional information. The Fund will furnish the Adviser from time to time with copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission.

         (f) The Fund will supply, or cause its custodian bank to supply, to the Adviser such financial information as is necessary or desirable for the functions of the Adviser hereunder.

         3.   Broker-Dealer Relationships.

         The Adviser is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection and negotiation of its brokerage commission rates. The Adviser's primary consideration in effecting a security transaction will be execution at the most favorable price. The Fund understands that many of the Fund's portfolio transactions will be transacted with primary market makers acting as principal on a net basis, with no brokerage commissions being paid by the Fund. Such principal transactions may, however, result in a profit to the market makers. In certain instances, the Adviser may make purchases of underwritten issues at prices which include underwriting fees. In selecting a broker or dealer to execute each particular transaction, the Adviser will take the following into consideration: the best price available; the reliability, integrity and financial condition of the broker or dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker or dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any



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transaction  may be less  favorable  than that  available from another broker or dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to an affiliated broker-dealer, if any, or to such brokers and dealers who also provide research or statistical material, or other services to the Fund (which material or services may also assist the Adviser in rendering services to other clients). Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board of Directors of the Fund indicating the brokers to whom such allocations have been made and the basis therefor.

         4.   Allocation of Expenses.

         The Adviser agrees that it will furnish the Fund, at its expense, all office space and facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Adviser agrees that it will supply to any administrator (the "Administrator") of the Fund all necessary financial information in connection with the Administrator's duties under any agreement between the Administrator and the Fund on behalf of the Fund. All costs and expenses associated with any administrative functions delegated by the Adviser to the Administrator that are not pursuant to any agreement between the Administrator and the Fund or the Adviser and the Fund will be paid by the Adviser. All other costs and expenses not expressly assumed by the Adviser under this Agreement or by the Administrator under the administration agreement between it and the Fund on behalf of the Fund shall be paid by the Fund from the assets of the Fund, including, but not limited to (i) fees paid to the Adviser and the Administrator; (ii) interest and taxes; (iii) brokerage commissions;
(iv) insurance premiums; (v) compensation and expenses of the directors other than those affiliated with the adviser or the administrator; (vi) legal, accounting and audit expenses; (vii) fees and expenses of any transfer agent, distributor, registrar, dividend disbursing agent or shareholder servicing agent of the Fund; (viii) expenses, including clerical expenses, incident to the issuance, redemption or repurchase of shares of the Fund, including issuance on the payment of, or reinvestment of, dividends; (ix) fees and expenses incident to the registration under Federal or state securities laws of the Fund or its shares; (x) expenses of preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Fund; (xi) all other expenses incidental to holding meetings of the Fund's shareholders; (xii) expenses connected with the execution, recording and settlement of portfolio securities transactions;
(xiii) fees and expenses of the Fund's custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; (xiv) expenses of calculating net asset value of the



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shares of the Fund;  (xv) industry  membership  fees  allocable to the Fund; and
(xvi) such extraordinary expenses as may arise, including litigation affecting the Fund and the legal obligations which the Fund may have to indemnify the officers and directors with respect thereto.

         5.   Compensation of the Adviser.

         (a) For the services to be rendered, the Fund shall pay to the Adviser from the assets of the Fund an investment advisory fee paid monthly at an annual rate equal to .75% of the Fund's average daily net assets for the Fund's then-current fiscal year. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If the Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof.

         (b) In the event the operating expenses of the Fund including all investment advisory and administration fees, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by the securities laws or regulations thereunder of any state in which the Fund's shares are qualified for sale, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its investment advisory fee, but not below zero, to the extent of its share of such excess expenses; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund on behalf of the Fund. Such reduction, if any, shall be computed and accrued daily, shall be settled on a monthly basis and shall be based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable. For the purposes of this paragraph, the Adviser's share of any excess expenses shall be computed by multiplying such excess expenses by a fraction, the numerator of which is the amount of the investment advisory fee which would otherwise be payable to the Adviser for such fiscal year were it not for this subsection 5(b) and the denominator of which is the sum of all investment advisory and administrative fees which would otherwise be payable by the Fund were it not for the expense limitation provisions of any investment advisory or administrative agreement to which the Fund, on behalf of the Fund, is a party.

         6.   Duration Amendment and Termination.

         (a) This Agreement shall go into effect as to the Fund on the date set forth above (the "Effective Date") and shall, unless terminated as hereinafter provided, continue in effect for two years from the Effective Date and shall continue from year to year thereafter, but only so



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long as such continuance is specifically approved at least annually by the Board of Directors of the Fund, including the vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such a vote of the directors.

         (b) This Agreement may be amended only if such amendment is approved by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund.

         (c) This Agreement may be terminated as to the Fund by the Adviser at any time without penalty upon giving the Fund sixty (60) days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty (60) days' written notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be approved by the vote of a majority of all the directors in office at the time or by the vote of the holders of a "majority' (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act).

         7.   Board of Directors' Meeting.

         The Fund agrees that notice of each meeting of the Board of Directors of the Fund will be sent to the Adviser and that the Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Adviser may designate.

         8.   Use of the Name "Guinness Flight".

         The Fund acknowledges that it is adopting its name through permission of the Adviser, and agrees that the Adviser reserves to itself and any successor to its business the right to withdraw the right to use the name "Guinness Flight" from the Fund if the Adviser no longer advises the Fund. The Adviser also reserves the right to grant the nonexclusive right to use the name "Guinness Flight" or any similar name to any other corporation or entity, including, but not limited to, any investment company. In the event this Agreement is terminated, the Fund shall immediately delete "Guinness Flight" from its name and the name of its series and may not use the name "Guinness Flight" in any manner thereafter.

         9.   Notices.

         Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice.




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         10.  Questions of Interpretation.

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                             GUINNESS FLIGHT INVESTMENT FUNDS, INC.


                             By
                                -------------------------------------
                                  Title:



                             GUINNESS FLIGHT INVESTMENT MANAGEMENT LIMITED


                             By
                                -------------------------------------
                                  Title:



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